Clear Channel Outdoor Holdings Certain Financial Information based on new Segment Reporting: 2022 Quarterly Results and 2019 Annual Results April 17, 2023

Supplemental Disclosures Reportable Segments Effective December 31, 2022, the Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in France, Switzerland, Spain and Italy. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.” This presentation provides certain segment financial information reflecting quarterly financial results for the year ended December 31, 2022 and annual financial results for the year ended December 31, 2019 based on the Company’s new segment reporting, which was adopted during the fourth quarter of 2022 as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023. Segment Adjusted EBITDA Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs. This presentation should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.

Revenue for each segment in effect as of the fourth quarter of 2022 (In thousands) Three Months Ended Year Ended March 31, June 30, September 30, December 31, December 31, 2022 2022 2022 2022 2019 Revenue: America $ 239,256 $ 285,026 $ 284,201 $ 297,069 $ 1,069,970 Airports 55,883 61,106 62,318 77,095 203,048 Europe-North 122,098 145,718 135,522 162,781 537,369 Europe-South 89,550 131,081 99,563 146,912 548,705 Other 18,901 20,449 21,303 25,302 324,718 Consolidated Revenue $ 525,688 $ 643,380 $ 602,907 $ 709,159 $ 2,683,810 Digital Revenue: America $ 75,332 $ 96,042 $ 97,579 $ 111,269 $ 320,020 Percent of total segment revenue 31.5% 33.7% 34.3% 37.5% 29.9 % Airports $ 30,581 $ 34,396 $ 36,123 $ 46,261 $ 90,999 Percent of total segment revenue 54.7% 56.3% 58.0% 60.0% 44.8 % Europe-North $ 61,677 $ 75,731 $ 72,826 $ 89,230 $ 213,293 Percent of total segment revenue 50.5% 52.0% 53.7% 54.8% 39.7 % Europe-South $ 16,788 $ 29,894 $ 22,666 $ 39,120 $ 101,358 Percent of total segment revenue 18.7% 22.8% 22.8% 26.6% 18.5 % Revenue for each segment in effect as of the fourth quarter of 2022

Direct Operating and SG&A Expenses
for each segment in effect as of the fourth quarter of 2022

(In thousands)	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2019
Direct Operating Expenses[1]:					
America	$ 94,651	$ 102,670	$ 104,612	$ 110,369	$ 411,943
Airports	38,437	38,390	38,369	48,442	135,470
Europe-North	90,275	90,581	86,165	91,213	357,524
Europe-South	85,322	87,252	82,154	91,272	374,651
Other	12,517	12,432	12,243	10,613	172,589
Consolidated Direct Operating Expenses	**$ 321,202**	**$ 331,325**	**$ 323,543**	**$ 351,909**	**$ 1,452,177**
SG&A Expenses[1]:					
America	$ 44,543	$ 48,669	$ 50,255	$ 51,849	$ 188,065
Airports	7,516	7,939	8,889	7,556	30,304
Europe-North	25,143	27,388	25,168	26,854	105,697
Europe-South	25,831	28,112	28,072	28,356	125,548
Other	5,924	6,186	6,069	7,641	71,314
Consolidated SG&A Expenses	**$ 108,957**	**$ 118,294**	**$ 118,453**	**$ 122,256**	**$ 520,928**
Direct Operating and SG&A Expenses[2]:					
America	$ 139,194	$ 151,339	$ 154,867	$ 162,218	$ 600,008
Airports	45,953	46,329	47,258	55,998	165,774
Europe-North	115,418	117,969	111,333	118,067	463,221
Europe-South	111,153	115,364	110,226	119,628	500,199
Other	18,441	18,618	18,312	18,254	243,903
Consolidated Direct Operating and SG&A Expenses	**$ 430,159**	**$ 449,619**	**$ 441,996**	**$ 474,165**	**$ 1,973,105**

[1] Excludes depreciation and amortization

[2] Direct Operating and SG&A Expenses refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).

(In thousands) Three Months Ended March 31, June 30, September 30, December 31, 2022 2022 2022 2022 Site Lease Expense: America $ 73,294 $ 80,111 $ 81,648 $ 87,672 Airports 34,639 34,325 31,921 44,342 Europe-North 54,688 57,840 53,888 54,910 Europe-South 51,285 52,231 50,134 53,349 Reductions of rent expense on lease and non-lease contracts from rent abatements: America $ 3,667 $ 3,550 $ 3,786 $ 3,844 Airports 4,602 9,477 11,650 6,363 Europe-North 681 494 450 349 Europe-South 575 — 247 93 Site Lease Expense & Rent Abatements for each segment in effect as of the fourth quarter of 2022

(In thousands) Three Months Ended Year Ended March 31, June 30, September 30, December 31, December 31, 2022 2022 2022 2022 2019 Segment Adjusted EBITDA1: America $ 100,406 $ 133,977 $ 129,679 $ 135,328 $ 472,861 Airports 9,930 14,777 15,060 21,097 37,274 Europe-North 6,974 27,859 24,198 44,623 76,787 Europe-South (21,807) 16,542 (9,496) 29,962 57,171 Other 460 1,831 2,991 7,048 81,928 1 Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs. Segment Adjusted EBITDA for each segment in effect as of the fourth quarter of 2022